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                                                                      Exhibit 11


                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
   Nationwide Investing Foundation III:

We consent to the use of our report dated December 23, 1997 for the Nationwide Investing Foundation III -- Nationwide S&P 500 Index Fund as of December 23, 1997 included herein as an exhibit and to the reference to our firm under the heading "Other Services For All The Funds" in the Statement of Additional Information.



Columbus, Ohio
December 30, 1997